================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 24, 2002 (June 24, 2002)
                                                 ------------------------------

                              GLIMCHER REALTY TRUST
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

       Maryland                      1-12482                 31-1390518
--------------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission             (IRS Employer
     of Incorporation)              File Number)         Identification No.)


      20 South Third Street, Columbus, Ohio             43215
--------------------------------------------------------------------------------
    (Address of Principal Executive Offices)          (Zip Code)

       Registrant's telephone number, including area code (614) 621-9000
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

================================================================================

Item 5.  Other Events.

On June 24, 2002, Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), issued guidance to investors regarding the Company's expected funds from operations (FFO) per share for the second quarter. The Company currently estimates that second quarter FFO per share will be $.58 to $.60. This estimate reflects a greater number of average shares expected to be outstanindg as a result of stock options exercised during the quarter and additional shares eqivalents expected to be included in the diluted shares computation as a result of a higher average share price for the quarter.

The press release issued by the Company on June 24, 2002 is attached hereto as
Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

     (c)  Exhibits.

     99.1 Press release of Glimcher Realty Trust, dated June 24, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 24, 2002

                                        GLIMCHER REALTY TRUST

                                        By: /s/ William G. Cornely
                                           -------------------------
                                           Name:  William G. Cornely
                                           Title: Executive Vice President,
                                                  Chief Operating Officer,
                                                  Chief Financial Officer
                                                  and Treasurer

                                      -3-